UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008 (October 24, 2007)
QNECTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Qporter (Schweiz) AG
Thurgauerstrasse 54
CH-8050 Zürich
Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code +41 44 307 50 20

_____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

(a). Telford Sadovnick, P.L.L.C., Certified Public Accountants (“Telford Sadovnick”), resigned as the principal independent registered public accounting firm of Qnective, Inc. (the “Company”) effective October 24, 2007. Telford Sadovnick stated that they were resigning, because they had withdrawn their registration with the Public Company Accounting Oversight Board and are no longer able to audit US issuers.

The report of Telford Sadovnick with respect to the Company’s financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that Telford Sadovnick’s report contained an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern.

During the period from April 3, 2007 (the date of Telford Sadovnick’s appointment as the Company’s independent registered public accounting firm) through the effective date of Telford Sadovnick’s resignation there were no disagreements between the Company and Telford Sadovnick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Telford Sadovnick, would have caused Telford Sadovnick to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements.

(b). As a result of Telford Sadovnick’s resignation, the Company engaged BDO Visura (“BDO”), as its principal independent registered public accounting firm effective April 17, 2008. The Company’s decision to change its principal independent registered public accounting firm has been approved by the Company’s Board of Directors.

Prior to the engagement of BDO, the Company has not consulted with BDO regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Telford Sadovnick with a copy of the foregoing disclosures and has requested in writing that Telford Sadovnick furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Telford Sadovnick wherein they have confirmed their agreement with the Company’s disclosures. A copy of Telford Sadovnick’s letter has been filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.:	Description:

Exhibit 16.1	Letter, dated April 21, 2008 from Telford Sadovnick, P.L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008	QNECTIVE, INC.

	By:	/s/ Oswald Ortiz
Oswald Ortiz
President